UNITED STATES

             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549



                         FORM 8-K



                     CURRENT REPORT



          Pursuant to Section 13 or 15(d) of the

              Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):Nov. 24, 1997

--------------------------------------------------------------

                                                (Nov. 24, 1997)

                                                 -------------



                          Bradlees, Inc.

                          --------------

      (Exact Name of Registrant As Specified In Its Charter)



                          Massachusetts

                          -------------

          (State Or Other Jurisdiction of Incorporation)





       1-11134                            04-3156108

       -------                            ----------

(Commission File Number)       (IRS Employer Identification No.)



One Bradlees Circle; Braintree, Massachusetts          02184

-------------------------------------------            -----

(Address Of Principal Executive Offices)             (Zip Code)



                         (781) 380-3000

                         --------------

       (Registrant's telephone number, including area code)



                         Not Applicable

                         --------------

  (Former name or former address,  if changed since last report)







                     Exhibit Index on Page 4



                Page 1 of 11 (Including Exhibits)

Item 5:  OTHER EVENTS

         ------------



       Beginning on November 24, 1997, Bradlees, Inc. (the "Company") will distribute to its banks and other credit providers summaries of its unaudited financial results for the third quarter (thirteen weeks) and year-to-date (thirty-nine weeks) ended November 1, 1997, including a comparison to the Company's summary revised financial plan (the "Plan") for the fiscal year ending January 31, 1998 ("Fiscal 1997") filed on Form 8-K dated August 13, 1997. The Fiscal 1997 third-quarter and year-to-date results compared to the Plan are attached hereto as Exhibit 20. Also attached hereto, as Exhibit 10, is the First Amendment to the Amended and Restated Revolving Credit and Guaranty Agreement ("DIP") dated October 16, 1997 that increased the borrowing base formula for the period from October 29, 1997 (the "Effective Date") through January 31, 1998.



       Total sales for the third quarter ended November 1, 1997 were $20.0 million below Plan. EBITDA before restructuring (as defined in the exhibit) was $8.2 million or $1.2 million below Plan, primarily due to the unfavorable sales variance, partially offset by an above-Plan gross margin rate (29.5% vs. 29.4%) and favorable selling, store operating, administrative and distribution (SG&A) expenses ($3.0 million). The unfavorable sales variance in the third quarter was due, in part, to weak denim sales and the unseasonably warm weather in October that hurt outerwear sales, and to toy sales that were below planned levels. In addition, the third quarter sales impact of weaning the Company off of its aggressive promotional strategies of prior years was underestimated in the development of the Company's financial plan. Deemphasis of the multiple discount programs that ran concurrently in many of the 1996 promotional events resulted in sales projections for 1997 that were impractical to estimate with precision. SG&A expenses were below Plan due to a reduction ($3.6 million) in self-insurance reserves and below-Plan home office expenses ($1.5 million), partially offset by above-Plan store payroll ($0.7 million), store operating expenses ($0.8 million) and advertising expenses ($0.6 million). The reduction in the Company's self-insurance reserves was based on an actuarial analysis, and is the result of aggressive clams management and continued safety initiatives.




       The Company reported net income of $0.4 million for this year's third quarter, the first quarterly net income since the fourth quarter of fiscal 1994, compared to a planned net loss of $6.6 million. The credit in reorganization items included the reversal of a rejected lease provision for a closed store lease that was sold and a favorable severance settlement.



       Year-to-date total sales were $20.0 million below Plan. The year-to-date EBITDA loss before restructuring was $10.4 million or $1.0 million below Plan as an above-Plan gross margin rate (30.3% vs. 30.2%) and below-Plan SG&A expenses ($3.4 million) partially offset the impact from the lower sales. The below-Plan sales and SG&A expenses were due to the factors discussed above for the third quarter. The year-to-date net loss was $48.5 million compared to a planned net loss of $55.8 million.



       Unrestricted cash was $1.3 million above Plan at November 1, 1997. Inventories were $4.7 million above Plan, primarily in toys because of advance purchase programs and below-Plan sales. Accounts payable was $12.0 million below Plan and outstanding borrowings under the Company's DIP facility were $27.4 million above Plan. The below-Plan accounts payable level and associated above-Plan DIP borrowings were primarily the result of the reduction in seasonal and extended vendor dating (for suppliers whose payment terms generally exceeded thirty days) that followed the Montgomery Ward bankruptcy filing and the Company's own tightened liquidity position in July and August. In addition, this contraction in terms resulted from higher-than-anticipated commodity sales (commodity vendors generally have shorter terms) and a change in the vendor mix as a consequence of the reintroduction of certain other merchandise categories generally sold by discount stores. The attached DIP amendment has restored liquidity closer to the levels projected in the Plan.



       The Company is distributing the quarterly performance against its Plan (the "Plan Performance Information") to its banks and other credit providers to facilitate their credit analyses. THE PLAN PERFORMANCE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY OTHER PURPOSE and should be read in conjunction with the Company's Form 8-K dated August 13, 1997, Form 10-Q for the first quarter ended May 3, 1997 and second quarter ended August 2, 1997, and Form 10-K for the fiscal year ended February 1, 1997 (fiscal 1996). The Plan Performance Information is being reported publicly solely because it is being distributed to a large number of the Company's vendors for purposes of their credit analyses. Although the Company is publicly disclosing the Plan Performance Information, the Company does not believe it is obligated to provide such information indefinitely, and the Company may cease making such disclosures and updates at any time. The Plan Performance Information was not examined, reviewed or compiled by the Company's independent public accountants. The Company is not obligated to update the Plan Performance Information to reflect subsequent events or developments. The Plan Performance Information is subject to future adjustments, if any, that could materially affect such information.





Item 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION

        AND EXHIBITS



        Exhibit:  10  First Amendment to Amended and Restated

                      Revolving Credit and Guaranty Agreement.





                  20  Summary Financial Results for the 13 and

                      39 Weeks Ended November 1, 1997.

                         INDEX TO EXHIBITS







Exhibit No.                   Exhibit                   Page No.

----------                    -------                   --------



   10      First Amendment to Amended and Restated

           Revolving Credit and Guaranty Agreement.        6



   20      Summary Financial Results for the

           13 and 39 Weeks Ended November 1, 1997.        10

                          BRADLEES, INC.

                        AND SUBSIDIARIES



                           SIGNATURES

                           ----------





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              BRADLEES, INC.





Date:  November 24, 1997      By  /s/ PETER THORNER

                                 -------------------------------

                                  Peter Thorner

                                  Chairman and

                                  Chief Executive Officer







Date:  November 24, 1997      By  /s/ CORNELIUS F. MOSES III

                                 -------------------------------

                                  Cornelius F. Moses III

                                  Senior Vice President,

                                  Chief Financial Officer

                                                      EXHIBIT 10



           FIRST AMENDMENT TO AMENDED AND RESTATED

           REVOLVING CREDIT AND GUARANTY AGREEMENT



     FIRST AMENDMENT, dated as of October 16, 1997 (the "AMENDMENT") to the AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of June 23, 1995 and Amended and Restated as of April 10, 1997, among BRADLEES STORES, INC., a Massachusetts corporation (the "BORROWER"), as a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "GUARANTORS"), as debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code, THE CHASE MANHATTAN BANK a New York banking corporation ("CHASE"), each of the other financial institutions party thereto (together with Chase, the "BANKS") and THE CHASE MANHATTAN BANK, as Agent for the Banks (in such capacity, the "AGENT");



                            WITNESSETH:



     WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Amended and Restated Revolving Credit and Guaranty Agreement, dated as of June 23, 1995 and Amended and Restated as of April 10, 1997 (as the same may be amended, modified or supplemented from time to time, the "CREDIT AGREEMENT"); and



     WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein.



     Accordingly, the parties hereto hereby agree as follows:



     1. As used herein all terms which are defined in the Credit Agreement shall have the same meanings herein.



     2. The definition of the term "BORROWING BASE" set forth in Section 1.01 of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:



       "provided that during the period from October 16, 1997 through and including January 31, 1998, such percentage shall be 65%."



     3. This Amendment shall not become effective until the date (the "EFFECTIVE DATE") on which (i) this Amendment shall have been executed by the Borrower, the Guarantors, Banks representing the Required Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution, (ii) the Borrower shall have paid to the Agent, for the respective accounts of the Banks, an amendment fee in an aggregate amount equal to $250,000 and (iii) the Bankruptcy Court shall have entered an order (in form and substance satisfactory to the Agent) approving the terms hereof, including, without limitation, the payment of the amendment fee provided for in clause (ii) above.

     4.  The Borrower agrees that its obligations set forth in
Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment.



     5. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to herein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.



     6. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.



     7. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.



     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.



                         BRADLEES STORES, INC.



                         By: /s/ David L. Schmitt

                            ------------------------------------

                         Title:  Senior Vice President,

                                 Secretary & Clerk



                         GUARANTORS:



                         BRADLEES, INC.

                         BRADLEES ADMINISTRATIVE CO., INC.

                         DOSTRA REALTY CO., INC.

                         MAXIMEDIA SERVICES, INC.

                         NEW HORIZONS OF BRUCKNER, INC.

                         NEW HORIZONS OF WESTBURY, INC.

                         NEW HORIZONS OF YONKERS, INC.



                        By: /s/ David L. Schmitt

                            ------------------------------------

                        Title: Vice President, Secretary & Clerk

                        THE CHASE MANHATTAN BANK,

                          Individually and as Agent



                        By: /s/ Neil R. Boylan

                            ------------------------------------

                        Title:  Vice President



                        FLEET NATIONAL BANK



                        By: /s/ John C. McDonough

                            ------------------------------------

                        Title:  Vice President



                        HELLER FINANCIAL, INC.



                        By: /s/ Stephen Metivier

                            ------------------------------------

                        Title:  Assistant Vice President



                        JACKSON NATIONAL LIFE INSURANCE

                               COMPANY

                        By:  PPM AMERICA, INC., as

                              Attorney-in-Fact for

                              Jackson National Life Insurance

                              Company



                        By: /s/ Stuart Lissner

                            ------------------------------------

                        Title:  Managing Director



                        BHF-BANK AKTIENGESELLSCHAFT

                        GRAND CAYMAN BRANCH



                        By: /s/ John Sykes

                            ------------------------------------

                        Title:  Assistant Vice President



                        By: /s/ Thomas J. Scifo

                            ------------------------------------

                        Title:  Assistant Vice President



                        MANUFACTURERS & TRADERS TRUST COMPANY



                        By: /s/ Gino Martocci

                            ------------------------------------

                        Title:  Assistant Vice President







                        SIGNET BANK



                        By: /s/ Mara L. Sierocinski

                            ------------------------------------

                        Title:  Asst. Vice President

                        CREDIT AGRICOLE



                        By: /s/ David Bouhl

                            ------------------------------------

                        Title:  First Vice President



                        THE TRAVELERS COMPANIES



                        By: /s/ John F. Gilsenan

                            ------------------------------------

                        Title:  Second Vice President



                        BANKBOSTON RETAIL FINANCE INC.



                        By: /s/ Francis D. O'Connor

                            ------------------------------------

                        Title:  Vice President

                                                      Exhibit 20

                                                     Page 1 of 2


                              BRADLEES, INC.
                     THIRD QUARTER RESULTS VS. PLAN
                               (Unaudited)
                              (In Millions)


                    Third Quarter 1997     Year-to-Date 1997
                    ------------------     -----------------

                  Actual  Plan* Last Yr. Actual  Plan* Last Yr.
                  ------  ----  -------  ------  ----  -------

INCOME SUMMARY:

Owned Sales       $328.7 $347.5  $402.4  $890.3 $909.1 $1,105.3

Food Service Sales   1.7    1.7     2.0     4.9    4.9      6.4

Leased Dept. Sales  11.9   13.1    15.9    35.5   36.6     44.7
                  ------ ------  ------  ------ ------ ---------

Total Sales        342.3  362.3   420.3   930.7  950.6  1,156.4


Gross Margin      $ 97.1  102.2   113.1   269.7  274.8    322.8

Non-Recurring
 GOB Reserve           -      -       -       -      -     (5.9)
                  ------ ------  ------  ------ ------  --------

Adjusted Gross
 Margin $           97.1  102.2   113.1   269.7  274.8    316.9

G/M %(based on
 owned sales)       29.5%  29.4%   28.1%   30.3%  30.2%    28.7%


SG&A Expenses      (93.0) (96.0) (120.0) (289.8)(293.2)  (392.4)


Other Income         3.3    3.2     3.7     8.7    8.7     10.6

Gain on Dispos.
 of Property         0.8      -     1.7     1.0    0.2      1.7

Add back
 Non-Recurring
 GOB Reserve           -      -      -       -       -      5.9
                  ------ ------  ------  ------ ------  --------

EBITDA before
 Restructuring       8.2    9.4    (1.5)  (10.4)  (9.5)   (57.3)
                  ------ ------  ------  ------ ------  --------

Cash Impact from
 Restructuring      (2.3)  (4.3)   (4.4)   (5.6)  (7.4)    (9.0)
                  ------ ------  ------  ------ ------  --------

EBITDA after
 Restructuring       5.9    5.1    (5.9)  (16.0)  (16.9)  (66.3)
                  ------ ------  ------  ------ ------  --------

Cash Impact from
 Restructuring       2.3    4.3     4.4     5.6     7.4     9.0

Gain on Disposition
 of Property (in
 Reorg. Items)      (0.8)    -        -    (1.0)   (0.2)      -

Less Non-Recurring
 GOB Reserve           -     -        -      -       -     (5.9)

Deprec. & Amort.
 Expense            (9.3)  (9.5)  (10.6)  (27.5)  (27.9)  (32.1)

Interest & Debt
 Expense            (4.7)  (4.4)   (2.9)  (11.7)  (11.3)   (7.8)

Reorg. Items         7.0   (2.1)   (8.1)    2.1    (6.9)  (56.5)
                  ------ ------  ------  ------ ------  --------

Net Earnings(Loss)  $0.4  ($6.6) ($23.1) ($48.5) ($55.8)($159.6)
                   ===== ======= ======  =======  ====== ======



BALANCE SHEET SUMMARY:
                                        Balance at End of Period

Unrestricted Cash & Cash Equivalents      $11.3   $10.0   $20.2

Restricted Cash & Cash Equivalents          9.4     9.4     9.0

Inventories                               335.4   330.7   339.2

Other Current Assets                       33.0    28.8    37.0
                                         -------  ------  ------

Total Current Assets                      389.1   378.9   405.4

Net Fixed Assets                          156.6   155.8   176.2

Long Term Assets                          154.3   154.0   194.0
                                         -------  ------  ------

Total Assets                             $700.0  $688.7  $775.6
                                         ======= ======= =======

Accounts Payable                         $196.3  $208.3  $238.7

DIP Borrowings                            131.5   104.1    24.0

Other Current Liabilities                  41.8    46.3    52.8
                                         -------  ------  ------

Total Current Liabilities                 369.6   358.7   315.5

Long-Term Liabilities                      82.0    83.5    94.8

Liabilities Subject to Settlement         560.1   565.5   569.6

Paid-in-Capital                           137.3   137.3   137.1

Accumulated Deficit                      (449.0) (456.3) (341.4)
                                         -------  ------  ------

Total Stockholders' Equity (Deficiency)  (311.7) (319.0) (204.3)
                                         -------  ------  ------

Total Liabilities & Stockholders' Equity $700.0  $688.7  $775.6
                                         ======= ======= =======



* As filed on Form 8-K dated August 13, 1997 and adjusted for bank service charges reclassified from SG&A expenses to interest and debt expense.



NOTE: EBITDA before restructuring is earnings (loss) before interest and debt expense, income taxes, restructuring and non-recurring items, asset impairment charge, reorganization and extraordinary items, and depreciation and amortization expense. At the time cash is received or expended for restructuring and non-recurring items, the cash amount is included in the calculation of EBITDA after restructuring.

                                                     Exhibit 20

                                                    Page 2 of 2


                            BRADLEES, INC.
                    THIRD QUARTER RESULTS VS. PLAN
                             (Unaudited)
                            (In Millions)


                         Third  Quarter 1997     Year-to-Date
                         -------------------     ------------

                          Actual  Plan*      Actual    Plan*
                         --------------------------------------

CASH FLOW SUMMARY:
-----------------

Beginning Unrestricted Cash
 & Cash Equivalents        $10.9  $10.0        $10.0      $10.0

Cash Used in Operations:
Net Income (Loss)            0.4   (6.6)       (48.5)     (55.8)

Depreciation &
 Amortization Expense        9.3    9.5         27.5       27.9

Amortization of Deferred
 Financing Costs             0.5    0.4          2.1        2.0


Inventory Increase         (81.4) (75.2)       (98.4)     (93.8)

Accounts Payable Incr.      56.9   63.3         81.0       93.0

All Other, Including
 Reorganization Items      (21.3) (1.0)        (27.7)     (11.2)
                           ------ -----        ------     ------
Net Cash Used
 in Operations             (35.6) (9.6)        (64.0)     (37.9)

Capital Spending            (3.8) (5.0)        (14.7)     (15.0)

Increase in Restricted Cash
 and Cash Equivalents       (0.1) (0.1)         (0.3)      (0.3)

Other:
Payments of Capital Leases &
Deferred Financing Costs    (0.7) (0.4)         (3.3)      (3.0)

Payments of Liabilities
Subject to Settlement       (1.9) (1.9)         (5.4)      (5.4)

Net Borrowings Under
the DIP Facility            42.5  17.0          89.0       61.6
                          ------ ------       ------     ------

Total Other                 39.9  14.7          80.3       53.2
                          ------ ------       ------     ------

Increase (Decrease) in
  Unrestricted Cash
  and Cash Equivalents       0.4     -           1.3         -
                          ------ ------       ------     ------

Ending Unrestricted Cash
 and Cash Equivalents      $11.3 $10.0         $11.3      $10.0
                          ====== ======        ======     ======



* As filed on Form 8-K dated August 13, 1997.



                                11